Exhibit 10.22

CORNERSTONE BANCSHARES, INC.

2002 STATUTORY AND NON-STATUTORY STOCK OPTION PLAN

DIRECTOR OPTION

UNQUALIFIED STOCK OPTION AWARD AGREEMENT

Optionee:

Number of shares optioned:

Option price per share:

Date of grant:

Expiration date:

1.	Grant of Option. Cornerstone Bancshares, Inc. (the “Company”) hereby grants to the Optionee named above (the “Optionee”), under its 2002 Long Term Incentive Plan (the “Plan”), an unqualified stock option (the “Option”) to purchase, on the terms and conditions set forth in this agreement (the “Option Agreement”), the number of shares set forth above (the “Shares”) of its Common Stock (the “Common Stock”) of the par value of $1.00 each, at the price per share set forth above.

2.	Exercise Period. This Option will expire at 5:00 p.m., Eastern Time on March 1, 2024 (the “Expiration Date”) unless sooner terminated in whole or in part as follows:

(a)	In the event of the Optionee’s voluntary termination (except as otherwise set forth in this Section 2), all Options vested at the date of such termination shall expire three (3) months after the termination date.
(b)	In the event of the Optionee’s termination by reason of disability or death (as determined under procedures described in Section 7(c) of the Plan), all Options vested at the date of such termination shall expire twelve (12) months after the date of such termination.
(c)	Notwithstanding any provisions of Section 3 below, upon the Optionee’s termination for any reason described in Section 12(a) of this Option Agreement all Options then unexercised, whether “vested” or “unvested”, shall immediately terminate and have no further force or effect.

3.	Vesting of Option. This Option may be exercised, as to the vested Options, by the Optionee upon the terms and conditions hereof at any time, and from time to time, in whole or in part, in accordance with the following vesting schedule:

(a)	This option shall become vested and exercisable on the date one-year following the Date of Grant listed above, as to 50% of the number of Shares listed above; and,
(b)	This Option shall become vested and exercisable on the date two-years following the Date of Grant listed above, as to 50% of the Shares listed above (total Shares vested equaling 100% of the Shares listed above).

Provided, however, that all unvested portions of the Option shall expire immediately upon the Optionee’s termination.

The Option shall be exercised by written notice to the Secretary of the Company at the Company’s principal executive offices. Such written notice shall be accompanied by full payment in cash, surrender of an appropriate number of Shares of Common Stock which is owned solely by the Optionee, or any combination thereof for the number of Shares specified in such notice. The fair market value as of the date the Option is exercised and computed in the manner specified in the Plan shall be used in valuing Common Stock surrendered in payment for options.

This Option may be exercised at any time and without regard to any other Option to purchase stock of the Company held by the Optionee subject to the terms and conditions of this Option Agreement and the Plan.

4.	Death of Optionee. In the event of the Optionee’s death, the personal or legal representatives of the Optionee may exercise this Option to the extent not previously exercised and to the extent this Option could have been exercised on the Optionee’s date of death. Such exercise must occur within twelve (12) months after the date of death of the Optionee, and in no event after the Expiration Date.

5.	Limitation of Rights. The Optionee and his personal or legal representatives shall have no voting or other rights as a stockholder with respect to the Shares covered by this Option until the Optionee or his personal or legal representatives have paid for the Shares subject to this Option and become the holder of record of such Shares. None of the Plan, the granting of this Option nor this Option Agreement shall impose any obligation on the Company or any subsidiary to continue the employment of the Optionee.

6.	Reservation of Stock. The Company shall at all times during the term of this Option Agreement keep available a sufficient number of Shares for the issuance upon exercise of the Options granted by this Option Agreement.

7.	Optionee’s Covenant. The Optionee hereby agrees to use his or her best efforts to promote the Company’s interests and to perform their duties in a professional, prudent and competent manner.

8.	Restrictions on Transfer and Pledge. This Option is not transferable except by will or by the laws of descent and distribution. The Option may be exercised prior to the Expiration Date during the lifetime of the Optionee only by the Optionee. Except as provided in Section 4 hereof, none of this Option Agreement, any rights and privileges hereunder, or any interest herein shall be transferred, sold, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

9.	Restrictions on Issuance of Shares. The Optionee hereby agrees for himself and his legal and personal representatives, heirs and distributees, that if a registration statement covering the shares issuable upon exercise of any option hereunder is not effective under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities and blue sky laws (the “State Acts”) at the time of such exercise, or if such exemption from the registration provisions of the Securities Act or applicable State Acts is not available, then all Shares of Common Stock then received or purchased upon such exercise shall be acquired for investment, and that the notice of exercise delivered to the Company shall be accompanied by a written investment letter in a form satisfactory to the Company and its counsel signed by the Optionee or his legal and personal representative, heirs or distributees, as the case may be, to the effect that the Shares are being acquired in good faith for investment only, and not with a view to any distribution thereof. Any shares so acquired may be deemed “restricted securities” under Rule 144 of the Securities and Exchange Commission as promulgated under the Securities Act, as the same may be amended or replaced, and subject to restrictions upon sale or other dispositions. Such shares shall also be restricted by applicable State Acts. The Optionee hereby agrees for himself and his legal and personal representatives, heirs and distributees, that if at any time, the Company’s Board of Directors determines in its discretion, that listing, registration or qualification of the Shares covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

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10.	Plan to Control. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

11.	Successors. This Option Agreement shall be binding upon and inure to the benefit of, the Company and its successors and assigns, and the Optionee’s personal and legal representatives, heirs and distributees.

12.	Termination of Employment; Nondisclosure of Trade Secrets. In consideration of the grant by the Company of this Option, the Optionee agrees as follows:

(a)	That the Optionee will devote reasonable time and efforts to the service of the Company or one or more of its subsidiaries in keeping with his training and abilities, and his responsibilities. Any termination of the Optionee that is a result of (i) any regulatory agency with jurisdiction requiring the Company to terminate the Optionee, (ii) any bonding or insurance company refusing to issue a fidelity bond on the Optionee which is unrelated to such insurer or bonding company’s inability or refusal to insure or bond the Company or its directors generally, (iii) any conviction under any bank or bank holding company statute or regulation which is a felony or which is punishable by a fine of not less than $5,000.00 and one year in jail, (iv) any theft of the Company property; or (v) any voluntary termination by the Optionee without the consent of the Company, shall be deemed to be a violation of this Option Agreement and any Option whether vested or unvested, to the extent not previously exercised, shall terminate 30 days after the occurrence of such event.

(b)	The Optionee recognizes and acknowledges that the Optionee will have access to certain trade secrets and other valuable, proprietary and confidential information (individually and collectively (the “Trade Secrets”)) of the Company and its affiliates and that such information constitutes valuable, special and unique property of the Company and such other entities. The Optionee will not disclose or directly or indirectly use, in any manner, such Trade Secrets for the benefit of anyone other than the Company during the period from the Date of Grant of this Option through the date this Option has been exercised in full or has expired, and for a period of two years after the later of such exercise of expiration or termination of the Optionee. To the extent any Trade Secrets are required to be disclosed under applicable law or to any governmental authority, the Optionee shall use his or her best efforts to protect and preserve their confidentiality and prevent their further disclosure or dissemination. In the event of a breach or threatened breach by the Optionee of the provisions of this paragraph, the Company or the employing corporation shall be entitled to an injunction or temporary restraining order restraining the Optionee from disclosing, in whole or in part, such Trade Secrets. Nothing herein is intended to or shall be construed as limiting or prohibiting the Company or the employing affiliate corporation from pursuing any legal, equitable or other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages.

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13.	No Duty to Disclose Material Information. The Optionee understands that it would be onerous to the Company and could impose restrictions applicable to those possessing “Inside Information” on the Optionee, if the Company were required to make special non-public disclosures of material information to the Optionee. Accordingly, the Company and the Optionee agree that the Company and its affiliates and their respective directors, officers employees, agents, representatives and controlling persons shall have no right to be advised of any material information regarding the Company and its subsidiaries, at any time prior to, upon or in connection with any grant, holding, exercise or termination of options or any rights therein.

14.	Disposition of Shares. The Optionee agrees to notify the Company promptly of any proposal or actual disposition of any shares of Common Stock purchased pursuant to this Option which are disposed of within one year after transfer of such shares to the Optionee, or within two years of the date of the grant of such Option. For purposes of such notification, “disposition” shall have the meaning assigned to it in Section 424(c) of the Code.

15.	Notices. All notices hereunder shall be in writing, and if to the Company, shall be delivered personally to the Secretary or mailed to the Company’s principal executive offices at the address shown below, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address noted below. Such addresses may be changed at any time by notice from one party to the other.

16.	Acknowledgment. The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents and warrants that the Optionee is familiar with the terms and provisions thereof. The Optionee hereby accepts the Option covered by this Option Agreement subject to all the terms and conditions of the Plan and this Option Agreement.

17.	Binding Effect and Governing Law, etc. This Option Agreement shall bind and inure to the benefit of the parties hereto, the successors and assigns of the Company descent and distribution. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee. The headings and subheadings hereof are for convenience of reference only, and shall not affect the construction or interpretation of the provisions thereof.

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IN WITNESS WHEREOF, Cornerstone Bancshares, Inc. acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

CORNERSTONE BANCSHARES, INC.		ATTEST:

By:		By:

	Chairman		Secretary
Cornerstone Bancshares, Inc.
835 Georgia Avenue
Chattanooga, TN 37402

OPTIONEE:

By:

Address:

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